Exhibit 10.28

                                PLEDGE AGREEMENT


     PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of May 31, 1993, by KUSLIMA SHOGEN (the "Pledgor") and ALFACELL CORPORATION, a Delaware corporation ("Alfacell"), to FIRST FIDELITY BANK, NEW JERSEY, as the secured party (the "Pledgee").


                              W I T N E S S E T H:

     WHEREAS, Alfacell, as borrower, and the Pledgee have entered into a Term Loan Agreement dated as of May 31, 1993 (as the same may be amended, modified or supplemented from time to time, the "Alfacell Agreement") and a term note, dated as of May 31, 1993 (the "Alfacell Term Note"), pursuant to which the Pledgee has agreed to restructure a term loan previously extended to Alfacell (the term loan, as so restructured, the "Alfacell Term Loan"); and

     WHEREAS, the Pledgor, as borrower (Alfacell and the Pledgor are collectively referred to herein as the "Borrowers"), and the Pledgee have entered into a term loan agreement dated as of May 31, 1993 (as the same may be amended, modified or supplemented from time to time, the "Shogen Agreement"; the Alfacell Agreement and the Shogen Agreement are collectively referred to herein as the "Agreements") and a term note dated as of May 31, 1993 (the "Shogen Term Note"), pursuant to which the Pledgee has agreed to restructure a term loan



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previously  extended  to the Pledgor  (the term loan,  as so  restructured,  the
"Shogen Term Loan"; the Alfacell Term Loan and the Shogen Term Loan are collectively referred to herein as the "Loans"); and

     WHEREAS, simultaneously herewith, the Pledgor has executed a guaranty (the "Guaranty") dated as of May 31, 1993 in favor of the Pledgee which guaranty will be secured by, among other things, the collateral pledged by the Pledgor under this Pledge Agreement; and

     WHEREAS, simultaneously herewith, the Pledgor has executed the Shogen Term Note dated as of May 31, 1993, pursuant to the Shogen Agreement, in favor of the Pledgee which note will be secured by, among other things, the collateral pledged by the Pledgor under this Pledge Agreement; and

     WHEREAS, the Pledgor is the legal and beneficial owner of the shares of capital stock of Alfacell listed on Exhibit A hereto and has previously delivered to the Pledgee certificates representing shares of such capital stock as collateral security for the payment and performance of Pledgor's obligations to the Pledgee;

     WHEREAS, it is a condition precedent to the obligations of the Pledgee to enter into the Agreements and to restructure the Loans, that the Pledgor and Alfacell shall execute and deliver to the Pledgee this Pledge Agreement; and

     WHEREAS, the Borrowers will derive substantial benefit from the Loans as restructured and wish to induce the Pledgee to restructure the Loans to the Borrowers pursuant to the Agreements; and


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     WHEREAS,  the Borrowers  desire to execute this Pledge Agreement to satisfy the conditions described in the Agreements.

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor hereby makes the following representations and warranties to the Pledgee and hereby covenants and agrees with Pledgee as follows.

     SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Agreements (as in effect on the date hereof whether or not the Agreements are later amended, terminated or canceled) shall have all of the meanings as defined therein when used herein.

     SECTION 2. The Pledged Stock. As used herein, the term "Pledged Stock" shall mean (i) the 1,134,000 shares of common stock, par value $00.001 per share, of Alfacell, listed on Exhibit A hereto, (ii) any and all securities now or hereafter issued in substitution, exchange, or replacement for such shares, or as a dividend or distribution with respect to the Pledged Stock, (iii) any and all warrants, options, partnership interests, or other rights to subscribe to or acquire any additional capital stock of Alfacell obtained by the Pledgor in connection with her ownership of such shares, and (iv) any and all capital stock or other types of interests that are required to be pledged hereunder pursuant to this Pledge Agreement or the Agreements, including without limitation Section 4 hereof, and (v) any proceeds of any of the foregoing including any cash proceeds realized upon the sale or other disposition of Pledged Stock.



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     SECTION 3.  Pledge.  The Pledgor  hereby  pledges,  assigns,  hypothecates, transfers, and delivers (or has previously delivered) to the Pledgee, all the Pledged Stock owned by the Pledgor on the date hereof, including, without limitation, the share described on Exhibit A hereto, and hereby delivers (or has previously delivered) to the Pledgee the certificates representing such Pledged Stock and hereby assigns, transfers, hypothecates and sets over to the Pledgee and grants to the Pledgee, a first lien on, and security interest in, all of Pledgor's right, title and interest in and to the Pledged Stock and in all proceeds thereof, together with appropriate undated stock powers duly executed in blank, to be held by the Pledgee upon the terms and conditions set forth in this Pledge Agreement, as collateral security for the punctual payment, when due, and performance by Pledgor of all indebtedness, obligations and liabilities of the Pledgor to the Pledgee now or hereafter incurred or created under, arising out of or in connection with the Shogen Agreement, The Shogen Term Note and the Guaranty, together with any and all expenses which may be incurred by the Pledgee in collecting any or all of the Obligations or enforcing any rights under this Pledge Agreement (all the foregoing being hereinafter called the "Obligations").

     SECTION 4. Subsequently Acquired Stock; Certain  Distributions.  Subject to
Section 6, if, while this Pledge Agreement is in effect, the Pledgor shall become entitled to receive or shall receive any other or additional shares of the capital stock of Alfacell of any class whatsoever (the "Stock") or any Property (including cash) paid or distributed in respect of the Pledged Stock (including without limitation, all


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other or  additional  Stock or Property  paid or  distributed  in respect of the
Pledged Stock by way of stock-split, spin-off, stock dividends, split-up, reclassification, combination of shares, increase or reduction in capital or issued in connection with any reorganization, or similar arrangement, or by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation or similar corporate reorganization), whether such Stock or Property is received in substitution of, or in exchange for any shares of any Pledged Stock, the Pledgor shall deliver to and the Pledgee shall be entitled to receive directly and to retain as part of the Pledged Stock, such other Stock or Property and the Pledgor agrees to accept the same as the Pledgee's agent and to hold the same in trust on behalf of and for the benefit of the Pledgee and to deliver the same forthwith to the Pledgee in the exact form received, with the endorsement of the Pledgor when necessary or appropriate undated stock powers duly executed in blank to be held by the Pledgee, subject to the terms hereof, as additional collateral security for the Obligations. Any Stock delivered pursuant to this Section 4 shall be accompanied by a certificate of the Pledgor and the Secretary of Alfacell describing the Stock and certifying that the same has been duly pledged with the Pledgee hereunder.


     SECTION 5. Voting Rights. Unless an Event of Default under either the Shogen Agreement or the Alfacell Agreement shall have occurred and be continuing, the Pledgor shall be entitled to vote any and all Pledged Stock and to give consents, waivers or ratifications in respect thereof, provided, however, that no vote shall be cast nor any consent, waiver or ratification given or action taken which


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would violate or be inconsistent with any of the terms of this Pledge Agreement, the Agreements, the Shogen Term Note, the Alfacell Term Note, the Loans, the Guaranty, or any other Loan Documents, or which would have the effect of impairing the Pledged Stock or the position or interests of the Pledgee unless
(i) at least five (5) days' prior to casting any such vote Pledgor shall deliver to Pledgee notice of the manner in which she intends to exercise, or the reasons for refraining from exercising, any such right in the good faith business judgment of the Pledgor, if the exercise or non-exercise of such right potentially may violate or be inconsistent with the aforementioned agreements or may impair the position or interests of the Pledgee and (ii) the Bank shall have consented thereto in writing. After an Event of Default has occurred and is continuing, the Pledgee shall be entitled to vote the Pledged Stock and give
consents,   waivers   or   ratifications.

     SECTION 6. Dividends and Other Distributions. All cash dividends paid in respect of the Pledged Stock, and any sums paid or payable upon or in respect of the Pledged Stock, upon the partial or complete liquidation or dissolution of any issuer thereof, shall be paid over to the Pledgee to be held by it in escrow as additional collateral security for the Obligations. All sums of money so paid or distributed in respect of the Pledged Stock which are received by the Pledgor, shall, until paid or delivered to the Pledgee, be held by the Pledgor in trust as additional collateral security for the Obligations, unless an Event of Default shall have occurred in which case such sums of money hall immediately be paid to the Pledgee to be applied against the Obligations.



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     SECTION 7. Pledgee's Rights. The Pledgee shall not be liable for failure to collect or realize upon the Obligations or any collateral security or guarantee therefor, or any part thereof, or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto. If an Event of Default has occurred and is continuing, the Pledgee may, without notice, register any or all shares of the Pledged Stock held by it, in the name of the Pledgee or its nominee, and the Pledgee or its nominee thereafter, without notice, may exercise all voting and corporate rights at any meeting of any corporation issuing any of the Pledged Stock and exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any shares of the Pledged Stock as if it were the absolute owner thereof, including without limitation, the right to exchange at its discretion, any and all of the Pledged Stock upon the merger, consolidation, reorganization, recapitalization or other readjustment of any corporation issuing any of such shares or upon the exercise by any such issuer or the Pledgee of any right, privilege or option pertaining to any shares of the Pledged Stock, and in connection therewith, to deposit and deliver any and all of the Pledged Stock with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine, all without liability except to account for Property actually received by it, but the Pledgee shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.



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     SECTION 8. Remedies.  In the event that any portion of the  Obligations has been declared due and payable (whether at the stated maturity, by acceleration or otherwise), the Pledgee, without demand of performance or other demand or notice of any into to or upon the Pledgor, or any other Person (all and each of which demands or notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Pledged Stock, or any part thereof, and may forthwith sell, assign, given an option or options to purchase, contract to sell or otherwise dispose of and deliver said Pledged Stock, or any part thereof, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of the Pledgee's offices or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk, with the right to the Pledgee upon any such sales, public or private, to purchase the whole or any part of said Pledged Stock so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby expressly waived or released. The Pledgee shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind therein or incidental to the care, safekeeping or otherwise of any and all of the Pledged Stock or in any way relating to the rights of the Pledgee hereunder, including reasonable attorneys' fees and legal expenses, to the payment in whole or in part, of the Obligations in such order as the Pledgee may elect and only after so paying over such net proceeds and after the payment by the Pledgee of any other amount required by


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any provisions of law including, without limitation,  Section 9-504(1)(c) of the
Uniform Commercial Code, need the Pledgee account for the surplus, if any, to the Pledgor. The Pledgor agrees that the Pledgee need not give more than ten
(10) Business Days' notice of the time and place of any public sale or of the time after which a private sale or other intended disposition is to take place and that such notice is reasonable notification of such matters. No notification need be given to the Pledgor if she has signed after default a statement renouncing any right to notification of sale or other intended disposition. In addition to the rights and remedies granted to it in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to any of the Obligations, the Pledgee shall have all the rights and remedies of a secured party under the Uniform Commercial Code of the State of New Jersey.

     SECTION 9. Remedies, etc., Cumulative. Each right, power and remedy of the Pledgee provided for in this Pledge Agreement, the Agreements, the Shogen Term Note, the Alfacell Term Note, the Guaranty or any other Loan Documents now or hereafter existing at law or in equity or by statute shall be cumulative, and may be exercised cumulatively or concurrently and are not exclusive of any rights or remedies provided by law or by any other security agreement executed by the Grantor in favor of the Bank. The exercise or beginning of the exercise by the Pledgee of any one or more of the rights, powers or remedies provided for in this Pledge Agreement, the Agreements, the Alfacell Term Note, the Shogen Term Note, the Guaranty or any other Loan Documents now or hereafter existing at law


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or in equity or by statute or any other  security  agreement or otherwise  shall not preclude the simultaneous or later exercise by the Pledgee of all such other rights, powers or remedies. The Pledgee shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder and no waiver shall be valid unless executed and delivered in accordance with the provisions of Section 18 hereof, and then only to the extent therein set forth. A waiver by the Pledgee of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Pledgee would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Pledgee, any right, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The existence and terms and conditions of any other security agreement executed by the Grantor in favor of the Bank, whether covering the Collateral or any other property of the Grantor shall remain in full force and effect and shall not be deemed to have been terminated by, or as a result of the execution and delivery of this Agreement.

     SECTION 10. Representations, Warranties and Covenants of the Pledgor.

     (a) The Pledgor represents and warrants that as of the date of delivery of the Pledged Stock (i) she is the legal, beneficial and record owner of, and

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has good and  marketable  title to, the  Pledged  Stock  described  in Exhibit A hereto, subject to no pledge, lien, mortgage, hypothecation, security interest, charge, option or other encumbrance whatsoever, except the liens created by this Pledge Agreement; (ii) the Pledged Stock constitutes approximately 14.7% of the issued and outstanding capital stock of Alfacell; (iii) she has full power, capacity and legal right to pledge all the Pledged Stock pursuant to this Pledge Agreement; (iv) this Pledge Agreement has been duly executed and delivered by the Pledgor and constitutes the legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms; (v) no consent of any other party (including, without limitation, any stockholder or creditor of any of the Borrowers) and, no consent, license,permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental body is required to be obtained by the Pledgor in connection with the execution, delivery or performance of this Pledge Agreement or for the exercise by the Pledgee of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Stock pursuant to this Pledge Agreement except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally;
(vi) the execution, delivery and performance of this Pledge Agreement will not violate any provision of any applicable law or regulation or of any order, judgment, writ, award or decree of any governmental body, domestic or foreign, or of the Certificate of Incorporation or By-Laws of Alfacell or of any securities issued by Alfacell, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which


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either of the  Borrowers  is a party or which  purports  to be binding  upon the
Borrowers or upon any of their respective assets and will not result in the creation or imposition of any lien or encumbrance on any of the assets of the Borrowers except as contemplated by this Pledge Agreement; (vii) all the shares of Pledged Stock listed on Exhibit A hereto have been duly and validly issued, are fully paid and nonassessable; and (viii) the pledge, assignment and delivery of such Pledged Stock pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Pledged Stock, and the proceeds thereof, subject to no prior liens or encumbrance or to any agreement purporting to grant to any third party (other than the Pledgee) a lien or encumbrance on the Property or assets of the Pledgor which would include the Stock.

     (b) The Pledgor covenants and agrees that (i) she will defend the Pledgee's right, title and security interest in and to the Pledged Stock and the proceeds thereof against the claims and demands of all Persons whomsoever; and (ii) she will have like title to and right to pledge any other Property at any time hereafter pledged to the Pledgee hereunder and will likewise defend the right thereto and security interest therein.

     SECTION 11. Purchasers of Pledged Stock. Upon any sale of any of the Pledged Stock by the Pledgee hereunder (whether by virtue of the power of sale herein granted, pursuant to judicial process or otherwise), the receipt of the Pledgee or the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Stock so sold, and such purchaser or purchasers shall not


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be obligated to see to the  application  of any part of the purchase  money paid over to the Pledgee or any officer or be answerable in any way for the misapplication or nonapplication thereof.

     SECTION 12. Registration Rights. (a) If the Pledgee shall determine to exercise its rights to sell any or all of the Pledged Stock pursuant to Section 8 hereof at any time when the issuer of any Pledged Stock has a class of securities registered pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, and if in the opinion of counsel for the Pledgee it is necessary, or if in the opinion of the Pledgee it is advisable, to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the Pledgor and Alfacell will each execute and deliver and will cause the directors and officers of Alfacell to execute and deliver, all at Alfacell's expense, all such instruments and documents, and to do or cause to be done all such other acts and things as may be necessary or, in the opinion of the Pledgee, advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act and to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and to make all amendments thereto and the related prospectus which in the opinion of the Pledgee are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Alfacell agrees and the Pledgor agrees


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to cause  Alfacell to comply with the provisions of the securities or "Blue Sky"
laws of any jurisdiction which the Pledgee shall designate and to make available to Alfacell security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

     (b) The Pledgor recognizes that the Pledgee may be unable to effect a public sale of any or all of the Pledged Stock by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that any such private sale may result in prices and other items less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Pledgee shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit any issuer of such securities to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such issuer would agree to do so.

     (c) The Pledgor further agrees to do or cause to be done all such other acts and things as may be necessary to make such sale or sale of any portion or all of the Pledged Stock valid and binding and in compliance with any and all


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applicable laws, regulations,  orders, writs, injunctions,  decrees or awards of any and all governmental bodies, agencies, authorities or instrumentalities, domestic or foreign, having jurisdiction over any such sale or sales, all at the Pledgor's expense. The Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Pledgee, that the Pledgee has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor and the Pledgor hereby waives and agrees not to assert any defenses against any action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing under the Agreements.

     (d) The Pledgor will indemnify the Pledgee and the Pledgee's and its respective shareholders, directors, agents, officers, subsidiaries and affiliates and all others participating in the distribution of such securities against all claims, losses, damages, judgments and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been caused by an untrue statement or omission based upon information furnished in writing to the Pledgor by the Pledgee expressly for use therein.



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     SECTION 13.  Expenses.  The Pledgor will upon demand pay to the Pledgee the amount of any and all reasonable expenses, including the reasonable fees and disbursements of the Pledgee's counsel and of any experts and agents, which the Pledgee may incur in connection with (i) the custody, preservation, use, or the sale of, collection from, or other realization upon, any of the Stock, (ii) the lawful exercise or enforcement of any of the rights of the Pledgee hereunder, or
(iii) the failure by Pledgor to perform or observe any of the provisions hereof.

     SECTION 14. The Pledgee as Agent.

     (a) The Pledgee will hold in accordance with this Pledge Agreement all items of the Pledged Stock at any time received under this Pledge Agreement. Subject to this Pledge Agreement, it is expressly understood and agreed that the obligations of the Pledgee as holder of the Pledged Stock and interests therein and with respect to the disposition thereof, and otherwise under this Pledge Agreement, are only those expressly set forth in this Pledge Agreement.

     (b) The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Stock in its possession if the Pledged Stock is accorded treatment substantially equal to that which the Pledgee accords its own Property, it being understood that the Pledgee shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any of the Pledged Stock, whether or not the Pledgee has or is deemed to have knowledge of such matters, or

(ii) taking any necessary steps to preserve rights against any parties with respect to any of the Pledged Stock.

     SECTION 15. Transfer by the Pledgor; Release of Pledged Stock. (a) Neither the Pledgor, nor Alfacell, will make any sale, transfer or other disposition in respect of, or grant, assume, create or suffer to exist any lien with respect to, any of the Pledged Stock or any interest therein (except pursuant to this Pledge Agreement), provided, however, that notwithstanding anything contained herein to the contrary, the Pledgor may, from time to time, request that the Pledgee, in its sole discretion, release a portion of the Pledged Stock when market conditions are favorable, in order to permit the sale of such stock in a public or private sale whereupon the proceeds of any such sale shall be delivered (net of capital gains taxes, if any) to the Pledgee to be applied against the Obligations. A request to sell a portion of the Pledged Stock will be approved by the Pledgee only after receipt of an opinion letter from the Pledgor's counsel, in a form acceptable to the Pledgee in its sole discretion, that any such sale of the Pledged Stock conforms with the requirements of Rule 144 of the Securities Act. The Pledgee shall provide to the Pledgor and its counsel written notice of the amount and application of any proceeds realized upon the sale of any shares of Pledged Stock hereunder.

     (b) The sale by the Pledgee of any of the Pledged Stock shall not affect the Pledgee's security interest in the remaining Pledged Stock under this Pledge Agreement.



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



     (c) If, at any time, the market value of the Pledged Stock held by the Pledgee, as determined by the Pledgee in its reasonable discretion as of the most recent date of sale of Pledged Stock hereunder, is less than the aggregate amount of the outstanding principal due under the Shogen Term Note and the Alfacell Term Note, the Pledgor will provide to the Pledgee within fifteen (15) days thereafter, sufficient additional capital stock of Alfacell or other collateral acceptable to the Pledgee so that the market value of the Pledged Stock in which the Bank has a security interest, together with any such other collateral and any cash proceeds realized upon the sale of shares of Pledged Stock will equal or exceed the aggregate amount of outstanding principal under the Shogen Term Note and the Alfacell Term Note.

     SECTION 16. Further Assurances.

     The Pledgor agrees that at any time and from time to time upon the written request of the Pledgee, the Pledgor will promptly, and in any event within three
(3) days following such request, execute and deliver, such further documents and do such further acts and things as the Pledgee may reasonably request in order to effect the purposes of this Pledge Agreement, except, that matters of an emergent nature shall be acted upon by the Pledgor more promptly.

     SECTION 17. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     SECTION 18. Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Pledge Agreement may be waived, altered, modified, terminated or amended except by an instrument in writing, duly executed by the Pledgor and the Pledgee. This Pledge Agreement and all obligations of the Pledgor hereunder shall be binding upon the successors and assigns of the Pledgor, and shall, together with the rights and remedies of the Pledgee hereunder, inure to the benefit of the Pledgee, and its successors and assigns; provided, however, that the Pledgor may not assign or otherwise dispose of any of his rights or obligations hereunder. The remedies herein are cumulative are not exclusive of any remedies provided by law or by any other security agreement executed by Pledgor in favor of Pledgee. The existence and terms and conditions of any other security agreement executed by the Pledgor in favor of Pledgee, whether covering the Pledged Stock or any other property of the Pledgor, shall remain in full force and effect and shall not be deemed to have been terminated by, or as a result of the execution and delivery of, this Agreement.

     SECTION 19. Governing Law. This Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of New Jersey, without regard to principles of conflicts of laws. The Pledgor agrees to submit to the jurisdiction of any state or federal court within the State of

New Jersey in any action arising out of the terms, enforcement or breach of this Pledge Agreement or any other documents delivered hereunder.

     SECTION 20. Counterparts. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement. It shall not be necessary in making proof of this Pledge Agreement or of any document required to be executed and delivered in connection herewith or therewith to produce or account for more than one counterpart.

     SECTION 21. Headings, Plurals. Article and Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof or thereof. Unless the context otherwise requires, words in the singular number include the plural and words in the plural include the singular.

     SECTION 22. Termination; Release. After full payment and performance of all of the Obligations, this Pledge Agreement shall terminate, and the Pledgee, at the request and expense of the Pledgor, will execute and deliver to the Pledgor a proper instrument or instruments acknowledging the satisfaction and termination of this Pledge Agreement, and will duly assign, transfer and deliver to the Pledgor (without recourse and without any representation, warranty or release) such of the Pledged Stock as may be in the possession of the Pledgee and as has not theretofore been sold or otherwise applied or released pursuant to this Pledge Agreement.

     SECTION 23. WAIVER OF JURY TRIAL. THE PLEDGOR, ALFACELL AND THE PLEDGEE HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PLEDGE AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR ANY OF THE OTHER LOAN DOCUMENTS.

     IN WITNESS WHEREOF, the Pledgor and the Pledgee have caused this Pledged Agreement to be duly executed and delivered as of the day and year first above written.


                                         PLEDGOR



                                         /s/KUSLIMA SHOGEN
                                         -----------------
                                         Kuslima Shogen


                                         ALFACELL CORPORATION



                                         BY: /s/KUSLIMA SHOGEN
                                            ------------------
                                             Kuslima Shogen

                                         Title:  President


                                         FIRST FIDELITY BANK, N.A., NEW JERSEY



                                         By: /s/RICHARD A. WOLBACH
                                             ---------------------
                                             Richard A. Wolbach

                                         Title:  Vice President

                                    EXHIBIT A



Certificate Nos.        Dated                Unit             Total Shares
----------------        -----              -------            ------------
CU17142 to 5            4-27-92              1,000                4,000
CU16298 to 301          5-29-91              1,000                4,000
CU12873                 9-1-87             500,000              500,000
CU17098 to 105          4-27-92              5,000               40,000
CU17106 to 141          4-27-92              1,000               36,000
CU14422 to 7            5-30-89             50,000              300,000
CU16675                 10-23-91               300                  300
CU16665                 10-21-91               700                  700
CU16694                 11-8-91                500                  500
CU16477                 8-7-91                 500                  500
CU7300                  3-21-85            100,000              100,000
CU11495                 12-29-86           150,000              150,000
                                                              ---------

                                                              1,136,000
                                                            shares held